Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 and the use of our reports dated May 21, 2020, relating to the financial statements of Silvercorp Metals Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended March 31, 2020.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
November 6, 2020